Exhibit 1.1

FEDERAL REALTY INVESTMENT TRUST

Debt Securities

Underwriting Agreement

May 6, 2013

WELLS FARGO SECURITIES, LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

       INCORPORATED

c/o	Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

Merrill Lynch, Pierce, Fenner & Smith

            Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

From time to time Federal Realty Investment Trust, a Maryland real estate investment trust (the “Company”), proposes to enter into one or more Pricing Agreements (each, a “Pricing Agreement”) in substantially the form of Exhibit A hereto, with such additions and deletions as the parties thereto may determine and, subject to the terms and conditions stated herein and therein, to issue and sell to the firm or firms named in Schedule I to the applicable Pricing Agreement (such firm or firms, as the case may be, constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) certain of its debt securities (the “Securities”) specified in Schedule II to such Pricing Agreement (with respect to the Securities specified in such Schedule II, the “Designated Securities”).

The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the indenture (the “Indenture”) identified in such Pricing Agreement and resolutions of the board of trustees of the Company or a duly appointed committee thereof.

1. Particular sales of Designated Securities may be made from time to time to the Underwriters of such Designated Securities, for whom the firms designated as representatives of the Underwriters of such Designated Securities in the Pricing

Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to Underwriters who act without any firm being designated as their representative. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase any of the Securities. The obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the aggregate principal amount of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters and the principal amount of such Designated Securities to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the Indenture and the registration statement and prospectus with respect thereto) the terms of such Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telecopied communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Underwriting Agreement and each Pricing Agreement shall be several and not joint.

2. The Company represents and warrants to, and agrees with, each of the Underwriters as of the date hereof, the Applicable Time referred to in Section 2(c) hereof and the Time of Delivery referred to in Section 4 hereof that:

(a) The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-181236), including the related preliminary prospectus, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the “Act”). Such registration statement covers the registration of the Securities under the Act. Promptly after execution and delivery of a Pricing Agreement with respect to the Designated Securities specified therein, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B under the Act (“Rule 430B”) and paragraph (b) of Rule 424 under the Act (“Rule 424(b)”) (without reliance on Rule 424(b)(8)). Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to herein as “Rule 430B Information.” Each prospectus used in connection with the offering of Designated Securities that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act at such time and the documents otherwise deemed to be a part thereof or included therein by the rules and regulations under the Act at such time, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus in the form first furnished to the Underwriters for use in connection with an offering of Designated Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act at the time of the execution of the related Pricing Agreement, is herein called the “Prospectus.” For purposes of this Underwriting Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Underwriting Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the rules and regulations under the Act to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Underwriting Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “Exchange Act”) which is incorporated by reference in or otherwise deemed by the rules and regulations under the Act to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

(b) (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to Designated Securities in reliance on the exemption of Rule 163 under the Act (“Rule 163”), (D) at the earliest time that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Designated Securities, (E) at the date hereof and (F) at the date of each Pricing Agreement the Company was, is and will be a “well-known seasoned issuer” as defined in Rule 405 under the Act (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration statement form.

(c) The Original Registration Statement became effective upon filing under Rule 462(e) under the Act (“Rule 462(e)”) on May 8, 2012, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c)) has been filed (unless exempt from filing pursuant to Rule 163) with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Act provided by Rule 163.

(A) At the respective times the Original Registration Statement and each amendment thereto became effective, (B) at each deemed effective date with respect to the Underwriters and the Designated Securities pursuant to Rule 430B(f)(2) under the Act and (C) at the Time of Delivery, the Registration Statement complied and will comply in all material respects with the requirements of the Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the respective rules and regulations of the Commission thereunder, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The Prospectus and each amendment or supplement thereto, if any, at the time the Prospectus or any such amendment or supplement was issued and at the Time of Delivery, complied and will comply, in all material respects with the requirements of the Act and neither the Prospectus nor any amendments or supplements thereto, at the time of the Prospectus or any such amendment or supplement was issued, or at the time of Delivery included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus filed as part of the Original Registration Statement or any amendment thereto and the Statutory Prospectus (as defined below)) complied when so filed in all material respects with the rules and regulations under the Act and each preliminary prospectus, the Statutory Prospectus and the Prospectus delivered to the Underwriters for use in connection with each offering of Designated Securities will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time (as defined below), the Statutory Prospectus, when considered together with the Issuer Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Statutory Prospectus and the Issuer Free Writing Prospectus(es) are collectively referred to herein as the “General Disclosure Package.”

The representations and warranties in the preceding four paragraphs shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus or any amendments or supplements thereto, or the General Disclosure Package made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriters expressly for use in the Registration Statement or any post-effective amendment thereto, or the Prospectus or any amendments or supplements thereto, or the General Disclosure Package.

As used in this subsection and elsewhere in this Underwriting Agreement:

“Applicable Time” shall have the meaning set forth in Schedule II of the Pricing Agreement with respect to the Designated Securities specified therein.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act (“Rule 433”), relating to any particular issuance of Designated Securities (including any identified on Exhibit B hereto) that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of a particular issuance of Designated Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Statutory Prospectus” as of any time means the prospectus that is included in the Registration Statement immediately prior to that time and the preliminary prospectus supplement relating to a particular issuance of Designated Securities set forth in the Pricing Agreement, including the documents incorporated by reference therein and any other preliminary or other prospectus deemed to be a part thereof.

(d) The documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, as the case may be, conformed or will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

(e) Each Issuer Free Writing Prospectus identified on Exhibit B hereto, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Designated Securities or until any earlier date that the Company notified or notifies the Underwriters as described in Section 5(g) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use therein.

(f) The Company has been duly organized and is validly existing and in good standing as a real estate investment trust (“REIT”) under the laws of the State of Maryland, with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X)(each, a “Subsidiary” and collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation, partnership, limited liability company, trust or joint venture, as the case may be, in good standing under the laws of the jurisdiction of their organization (except for joint ventures, which have no good standing certificate requirements), with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; all of the equity interests in the Subsidiaries are owned directly or indirectly by the Company, free and clear of all pledges, liens, encumbrances, claims, security interests and defects; all of the issued and outstanding stock of each Subsidiary that is a corporation has been duly authorized and validly issued and is fully paid and non-assessable; no options, warrants or other rights to convert any obligations into partnership or other ownership interests in any Subsidiary are outstanding other than contractual rights existing on the date of the applicable Pricing Agreement by the current and former holders of partnership or other interests in certain of the “DownREIT” and other subsidiaries, which may result in the issuance of common shares of beneficial interest of the Company (“Common Shares”); and the Company and the Subsidiaries are duly qualified to transact business in all jurisdictions in which the Company and the Subsidiaries are transacting business and in which the conduct of their respective businesses requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(g) The Company and its subsidiaries, considered as one enterprise, have not sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus; and, since the date as of which information is given in the General Disclosure Package and the Prospectus, there has not been any change in the authorized, issued or outstanding capital shares of the Company (except for subsequent issuances, if any, of Common Shares pursuant to (i) conversion of any of the Company’s Preferred Shares outstanding as of the date of the applicable Pricing Agreement, (ii) the Company’s Dividend Reinvestment and Share Purchase Plan as in effect on the date of the applicable Pricing Agreement, (iii) any of the Company’s employee or trustee benefits plans or employee inducement awards, including upon exercise of share options granted pursuant thereto, as such plans are in effect on the date of the applicable Pricing Agreement or consistent with past practice, (iv) the exercise of contractual rights existing on the date of the applicable Pricing Agreement by the current and former holders of partnership or other interests in certain of the “DownREIT” and other subsidiaries which may result in the issuance of Common Shares of the Company, (v) the terms of that certain Equity Distribution Agreement dated May 8, 2012 between the Company and Wells Fargo Securities, LLC, as the same may be amended from time to time or (vi) any non-material acquisition, merger or purchase of assets) or any material increase in the consolidated long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the General Disclosure Package and the Prospectus.

(h) The Company has an authorized capitalization as set forth in the Company’s consolidated balance sheet as of the latest financial statements, audited or unaudited, as applicable, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued capital shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and none of the outstanding capital shares of the Company was issued in violation of any preemptive or other similar rights of any securityholder of the Company.

(i) The Company has full right, power and authority under its organizational documents to enter into this Agreement and this Agreement has been duly and validly authorized, executed and delivered by the Company.

(j) The Designated Securities have been duly and validly authorized, and, when such Designated Securities are issued and delivered pursuant to this Underwriting Agreement and the Pricing Agreement with respect to such Designated Securities, such Designated Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, which will be substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, at the Time of Delivery for such Designated Securities, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture conforms, and the Designated Securities will conform, to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus, as amended or supplemented, with respect to such Designated Securities.

(k) Neither the Company nor any of its Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) no subsidiary of the Company not referred to in clause (i) is in violation of its charter or bylaws or similar organizational documents; (iii) neither the Company nor any of its subsidiaries is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iv) neither the Company nor any of its subsidiaries is in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii), (iii) and (iv) above, for any such default or violation that would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(l) The issue and sale of the Designated Securities and the compliance by the Company with all of the provisions of the Designated Securities, this Underwriting Agreement and the Pricing Agreement with respect to such Designated Securities, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the declaration of trust or bylaws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Underwriting Agreement or any Pricing Agreement or the Indenture, except such as have been, or will have been prior to the Time of Delivery, obtained under the Act, the Exchange Act and the Trust Indenture Act and except for the rules of the New York Stock Exchange, Inc. (the “NYSE”) and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “Blue Sky” laws in connection with the purchase and distribution of the Designated Securities by the Underwriters.

(m) Other than as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries considered as one enterprise; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(n) The consolidated financial statements of the Company and its subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the financial position and the results of operations of the Company and its subsidiaries at the indicated dates and for the indicated periods. Such consolidated financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. Any summary financial and statistical data contained in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the consolidated financial statements incorporated by reference therein.

(o) The Company and its subsidiaries have good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property referred to in the Registration Statement, the General Disclosure Package and the Prospectus as owned or leased by the Company or any of its subsidiaries, in each case free and clear of all pledges, liens, encumbrances, claims, security interests and defects, other than those referred to in the Prospectus or which are not material in amount.

(p) The Company and its subsidiaries have filed all federal, state, local and foreign income tax returns which have been required to be filed, or appropriate extensions for such filings have been obtained as required by law, and all federal, state, local and foreign taxes of the Company and its subsidiaries have been paid except such taxes as (i) are not yet due, (ii) are being contested in good faith or (iii) could not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(q) The Company and each of its subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their respective businesses; and neither the Company nor any of its subsidiaries has infringed any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Company.

(r) Grant Thornton LLP, which audited the consolidated balance sheets of the Company and subsidiaries as of December 31, 2012 and the consolidated statements of operations, consolidated statements of shareholders’ equity and consolidated statements of cash flows for the year ended December 31, 2012 incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission promulgated thereunder and the Public Company Accounting Oversight Board (United States).

(s) The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; and (iii) the unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements is prevented or detected in a timely manner. The Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s internal control over financial reporting was effective as of the end of the Company’s most recent fiscal year to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company’s auditors and the Audit Committee of the board of trustees of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(t) The conditions for use of registration statements on Form S-3 set forth in the General Instructions on Form S-3 have been satisfied and the Company is entitled to use such form for the transaction contemplated by this Underwriting Agreement and any Pricing Agreement.

(u) Although the Company is aware of the presence of hazardous substances, hazardous materials, toxic substances or waste materials (“Hazardous Materials”) on certain of its properties, nothing has come to the attention of the Company which, at this time, would lead the Company to believe that the presence of such Hazardous Materials, when considered in the aggregate, would materially adversely affect the financial condition of the Company. In connection with the construction on or operation and use of the properties owned or leased by the Company or its subsidiaries, the Company represents that, as of the date of this Underwriting Agreement, it has no knowledge of any material failure by the Company or its subsidiaries to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

(v) With respect to all tax periods regarding which the Internal Revenue Service is or will be entitled to assert any claim, the Company has met the requirements for qualification as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s present and contemplated operations, assets and income meet and will continue to meet such requirements; and the Company is neither an “investment company” nor a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(w) The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(x) Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any trustee, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(y) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(z) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any trustee, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

3. Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representatives of the release of such Designated Securities, the several Underwriters propose to offer such Designated Securities for sale upon the terms and conditions set forth in the Prospectus, as amended or supplemented.

4. The Designated Securities to be purchased by each Underwriter shall be delivered to the Representatives for the account of such Underwriter in the form of one or more global certificates in aggregate denomination equal to the aggregate principal amount of the Designated Securities upon original issuance and registered in the name of Cede & Co., as nominee for The Depository Trust Company, against payment by such

Underwriter or on its behalf of the purchase price therefor by wire transfer of federal or other immediately available funds to an account at a bank located in one of the 48 contiguous states of the United States of America (which account shall be designated by the Company upon at least forty-eight hours’ prior notice to the Representatives), all in the manner and at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery” for such Securities.

5. The Company agrees with each of the Underwriters of any Designated Securities that:

(a) The Company, subject to Section 5(b), will comply with the requirements of Rule 430B and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Designated Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Designated Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Act in connection with the offering of the Designated Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Designated Securities within the time required by Rule 456(b)(1)(i) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b));

(b) From the Applicable Time to the Time of Delivery, the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Designated Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the Act, the Exchange Act or otherwise, and the Company will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. The Company has given the Representatives notice of any filings made pursuant to the Exchange Act or the Commission’s regulations thereunder within forty-eight hours prior to the Applicable Time. The Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Designated Securities, substantially in the form set forth on Schedule I of Exhibit B hereto, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that the Company shall furnish the Representatives with copies of such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall reasonably object;

(c) The Company represents and agrees that, unless it obtains the prior written consent of the Underwriters, and each Underwriter represents and agrees that, unless it obtains the prior written consent of the Company and the other Underwriters, it has not made and will not make any offer relating to the Designated Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, in each case required to be filed with the Commission; provided, however, that prior to the preparation of the Final Term Sheet in accordance with Section 5(b) hereof, the Underwriters are authorized to use the information with respect to the final terms of the Designated Securities in communications conveying information relating to the offering to investors. Any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping;

(d) The Company promptly from time to time will take such action as the Representatives may reasonably request to qualify such Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Designated Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e) The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

(f) The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company has delivered to each Underwriter, without charge, as many copies of each Issuer Free Writing Prospectus, if any, as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies of each preliminary prospectus and each Issuer Free Writing Prospectus, if any, for purposes permitted by the Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the Act in connection with sales of the Designated Securities, such number of copies of the Prospectus, as amended or supplemented, as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Company, during the period when the Prospectus is required to be delivered under the Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder;

(g) The Company will comply with the Act and the rules and regulations of the Commission thereunder, the Exchange Act and the rules and regulations of the Commission thereunder and the Trust Indenture Act and the rules and regulations of the Commission thereunder so as to permit the completion of the distribution of the Designated Securities as contemplated in this Underwriting Agreement, a related Pricing Agreement and in the Prospectus. If at any time when a prospectus is required by the Act to be delivered in connection with sales of the Designated Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the Act or the rules and regulations thereunder, the Company will promptly prepare and file with the Commission, subject to Section 5(b) hereof, such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Company will use its reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Designated Securities) and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Representatives may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Designated Securities) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission;

(h) The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Act;

(i) During the period beginning on and including the date of the Pricing Agreement for such Designated Securities and continuing through and including the earlier of (i) the termination of trading restrictions for such Designated Securities, as notified to the Company by the Representatives and (ii) the Time of Delivery for such Designated Securities, but in no event later than 90 days from the date of the Pricing Agreement, the Company will not offer, sell, contract to sell, pledge or otherwise issue any debt securities of the Company which mature more than one year after such Time of Delivery and which are substantially similar to such Designated Securities, without the prior written consent of the Representatives;

(j) The Company will use the net proceeds received by it from the sale of the Designated Securities in the manner specified in the Prospectus under the caption “Use of Proceeds”;

(k) The Company will qualify as a “REIT” under the Code, and will use its best efforts to continue to meet the requirements to qualify as a “REIT”; and

(l) The Company acknowledges and agrees that the Underwriters of such Designated Securities are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of such Designated Securities (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby and in any Pricing Agreement, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or in any Pricing Agreement or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus, Permitted Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement Among Underwriters, this Underwriting Agreement, any Pricing Agreement, any Indenture, any Blue Sky and legal investment surveys and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(d) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) any filing fees incident to any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Securities; (vi) the fees and expenses of any Trustee and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with any Indenture and the Securities; (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6; and (viii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Designated Securities made by the Underwriters caused by a breach of the representation contained in the sixth paragraph of Section 2(c) hereof. It is understood, however, that, except as provided in this Section 6, Section 8 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

7. The obligations of the Underwriters of any Designated Securities under the Pricing Agreement relating to such Designated Securities shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in, or incorporated by reference from this Underwriting Agreement into, the Pricing Agreement relating to such Designated Securities are, at and as of the Time of Delivery for such Designated Securities, true and correct, to the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and to the following additional conditions:

(a) The Prospectus containing the 430B Information, as amended or supplemented, in relation to the applicable Designated Securities shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction; the Company shall have paid the required Commission filing fees relating to the Designated Securities within the time period required by Rule 456(b)(1)(i) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b);

(b) Sidley Austin LLP, counsel for the Underwriters, shall have furnished to the Representatives such opinion or opinions, dated the Time of Delivery for such Designated Securities, with respect to the validity of the Indenture, the Registration Statement, the Prospectus, as amended or supplemented and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as it may reasonably request to enable it to pass upon such matters (in rendering such opinion, Sidley Austin LLP may rely, as to all matters arising under or governed by the laws of the State of Maryland, on the opinion of Pillsbury Winthrop Shaw Pittman LLP);

(c) Pillsbury Winthrop Shaw Pittman LLP, counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Time of Delivery for such Designated Securities, in form and substance satisfactory to the Representatives, substantially similar to the forms set forth in Exhibit C and Exhibit D hereto, subject to such assumptions, exceptions, and qualifications reasonably acceptable to the Representatives;

(d) On the date of the Pricing Agreement for such Designated Securities and at the Time of Delivery for such Designated Securities, Grant Thornton LLP, the independent accountants of the Company, shall have furnished to the Representatives a “comfort letter” in form and substance satisfactory to the Representatives;

(e) At the Time of Delivery for such Designated Securities, the Designated Securities shall be rated at least Baa1 by Moody’s Investor’s Service Inc. and A- by Standard & Poor’s Ratings Services, and the Company shall have delivered to the Representatives a letter dated the Time of Delivery, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Designated Securities have such ratings;

(f) (A) Neither the Company nor any of its subsidiaries, considered as one enterprise, since the date of the last audited financial statements included or incorporated by reference in the Registration Statement, Disclosure Package and the Prospectus, shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, as amended or supplemented, and (B) since the respective dates as of which information is given in the Prospectus and the General Disclosure Package, there shall not have been any change in the authorized, issued or outstanding capital shares of the Company (except for subsequent issuances, if any, of Common Shares pursuant to (i) Conversion of the Company’s Preferred Shares outstanding as of the date of the applicable Pricing Agreement, (ii) the Company’s Dividend Reinvestment and Share Purchase Plan as in effect on the date of the applicable Pricing Agreement, (iii) any of the Company’s employee or trustee benefits plans, including upon exercise of share options granted pursuant thereto, as such plans are in effect on the date of the applicable Pricing Agreement or consistent with part practice, (iv) the exercise of contractual rights existing on the date of the applicable Pricing Agreement by the current and former holders of partnership or other interests in certain of the “DownREIT” and other Subsidiaries which may require or permit (in lieu of a payment in cash) the issuance of Common Shares of the Company, (v) the terms of that certain Equity Distribution Agreement dated May 8, 2012 between the Company and Wells Fargo Securities, LLC, as the same may be amended from time to time or (vi) any non-material acquisition, merger or purchase of assets) or any material increase in the consolidated long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus and the General Disclosure Package, the effect of which, in any such case described in clause (A) or (B), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering, sale or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus, as amended or supplemented;

(g) On or after the date of the Pricing Agreement relating to the Designated Securities (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred shares by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred shares;

(h) On or after the date of the Pricing Agreement relating to the Designated Securities there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities in New York declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or other calamity or crisis, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering, sale or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus, as amended or supplemented;

(i) The Company shall have complied with the provisions of Section 5(f) hereof with respect to the furnishing of Prospectuses, as amended or supplemented; and

(j) The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the Designated Securities a certificate or certificates of officers of the Company dated such Time of Delivery and satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of the date of such certificate, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the date of such certificate, as to the matters set forth in subsections (a) and (g) of this Section 7 and as to such other matters as the Representatives may reasonably request.

8. (a) The Company will indemnify and hold harmless each Underwriter, its affiliates, its directors, its officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any preliminary prospectus supplement, Issuer Free Writing Prospectus, the Registration Statement (including the Rule 430B Information), the Prospectus, as amended or supplemented, or any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or actions in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, any preliminary prospectus supplement, Issuer Free Writing Prospectus, the Registration Statement, the Prospectus, as amended or supplemented, or any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Designated Securities through the Representatives expressly for use therein.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, its trustees, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any preliminary prospectus supplement, Issuer Free Writing Prospectus, the Registration Statement, the Prospectus, as amended or supplemented, or any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, any preliminary prospectus supplement, Issuer Free Writing Prospectus, the Registration Statement, the Prospectus, as amended or supplemented, or any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as to which the Company shall be entitled to indemnification under this subsection (b) as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel (unless separate counsel is required due to conflict of interest) or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions from such offering received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

(e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer of the Company who signed the Registration Statement, trustee of the Company and to each person, if any, who controls the Company within the meaning of the Act.

9. (a) If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase at the Time of Delivery under the Pricing Agreement relating to such Designated Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Designated Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Designated Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Designated Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Underwriting Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Securities.

(b) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Designated Securities which remains unpurchased does not exceed one-tenth of the aggregate principal amount of the Designated Securities to be purchased at the Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities which such Underwriter agreed to purchase at the Time of Delivery under the Pricing Agreement relating to such Designated Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Designated Securities which remains unpurchased exceeds one-tenth of the aggregate principal amount of the Designated Securities to be purchased at the Time of Delivery, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then, in the case of a failure to purchase Designated Securities at the Time of Delivery, the Pricing Agreement relating to such Designated Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Underwriting Agreement or made by or on behalf of them, respectively, pursuant to this

Underwriting Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or trustee or controlling person of the Company, and shall survive delivery of and payment for the Securities.

11. If any Pricing Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then have any liability to any Underwriter with respect to the Designated Securities covered by such Pricing Agreement except as provided in Section 6 and Section 8 hereof. If this Underwriting Agreement shall be terminated as a result of any of the conditions set forth in Section 7 (other than clause (i), (iii) or (iv) of Section 7(i)) hereof not being satisfied, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Company shall then have no further liability to any Underwriter with respect to such Designated Securities except as provided in Section 6 and Section 8 hereof.

12. In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, overnight courier, hand delivery or facsimile transmission to the address of the Representatives as set forth in the applicable Pricing Agreement; and if to the Company shall be delivered or sent by mail, overnight courier, hand delivery or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement: Attention: Legal Department; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall also be delivered or sent by mail, overnight courier, hand delivery or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ questionnaire, or telex or facsimile transmission constituting such questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13. This Underwriting Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Section 8 and Section 10 hereof, the officers of the Company who signed the Registration Statement, and trustees of the Company and each person, if any, who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Underwriting Agreement or any such Pricing Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14. Time shall be of the essence of each Pricing Agreement. As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

15. This Underwriting Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16. This Underwriting Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return this Underwriting Agreement to us.

Very truly yours,

FEDERAL REALTY INVESTMENT TRUST

By:	/s/ James M. Taylor
	Name:	James M. Taylor
	Title:	Executive Vice President-Chief Financial Officer and Treasurer

Underwriting Agreement Signature Page

Accepted as of the date hereof:

WELLS FARGO SECURITIES, LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Director

By:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Shawn D. Capeda
	Name:	Shawn D. Capeda
	Title:	Managing Director

For themselves and as Representatives of the Underwriters named in Schedule I to the Pricing Agreement dated the date hereof.

Underwriting Agreement Signature Page

EXHIBIT A

Pricing Agreement

May 6, 2013

WELLS FARGO SECURITIES, LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

                        INCORPORATED

c/o	Wells Fargo Securities, LLC
550 South Tryon Street
Charlotte, North Carolina 28202

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

Federal Realty Investment Trust, a Maryland real estate investment trust (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated May 6, 2013 (the “Underwriting Agreement”), between the Company on the one hand and Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, acting for themselves and as representatives of the Underwriters named in Schedule I hereto (collectively, the “Underwriters”), on the other hand, to issue and sell to the Underwriters the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus and the General Disclosure Package in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined) and the General Disclosure Package (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the General Disclosure Package and the Prospectus, as amended or supplemented, relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

Ex. A-1

A supplement to the Prospectus relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Time of Delivery and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

The obligations of the Underwriters under this Pricing Agreement and the Underwriting Agreement incorporated herein are several and not joint.

This Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Ex. A-2

If the foregoing is in accordance with your understanding, please sign and return this Pricing Agreement to us, and upon acceptance hereof by you, this Pricing Agreement and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between the Underwriters and the Company.

Very truly yours,

FEDERAL REALTY INVESTMENT TRUST

By:
Name:
Title:

Pricing Agreement Signature Page

Accepted as of the date hereof:

WELLS FARGO SECURITIES, LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	Wells Fargo Securities, LLC

By:
Name:
Title:

By:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:
Name:
Title:

For themselves and as Representatives of the Underwriters named in Schedule I to this Pricing Agreement.

Pricing Agreement Signature Page

SCHEDULE I

Underwriter	Principal Amount of Notes

Wells Fargo Securities, LLC	$74,250,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	63,250,000
Deutsche Bank Securities Inc.	22,000,000
PNC Capital Markets LLC	22,000,000
U.S. Bancorp Investments, Inc.	22,000,000
Citigroup Global Markets Inc.	16,500,000
J.P. Morgan Securities LLC	16,500,000
RBC Capital Markets, LLC	16,500,000
Capital One Southcoast, Inc.	5,500,000
Regions Securities LLC	5,500,000
SunTrust Robinson Humphrey, Inc.	5,500,000
TD Securities (USA) LLC	5,500,000
Total	$275,000,000

Sch. I to Exhibit A

SCHEDULE II

Title of Designated Securities:

2.75% Notes due 2023 (the “Designated Securities”)

Aggregate principal amount:

$275,000,000

Price to Public:

98.749% of the principal amount of the Designated Securities, plus accrued interest from May 9, 2013

Purchase Price by Underwriters:

98.099% of the principal amount of the Designated Securities

Specified funds for payment of purchase price:

Wire transfer of immediately available funds

Indenture:

Indenture, dated as of September 1, 1998, between the Company and U.S. Bank National Association, successor to Wachovia Bank, National Association, successor to First Union National Bank, as Trustee

Maturity:

June 1, 2023

Interest Rate:

2.75% per year

Interest Payment Dates:

June 1 and December 1, beginning on December 1, 2013

Redemption Provisions:

The Designated Securities may be redeemed at any time at the Company’s option, in whole or in part, at redemption prices as described in the Prospectus Supplement

Sch. II to Exhibit A, Page 1

Sinking Fund Provisions:

None

Defeasance provisions:

The defeasance and covenant defeasance provisions of the Indenture apply to the Designated Securities

Applicable Time:

3:00 p.m. (Eastern time) on May 6, 2013 or such other time as agreed by the Company and the Representatives

Time of Delivery:

May 9, 2013

Closing Location:

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Underwriting Agreement Section 12 Notice Information:

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, NC 28202

Attention: Transaction Management

Facsimile: (704) 410-0326

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

50 Rockefeller Plaza

New York, New York 10020

Attention: High Grade Transaction Management/Legal

Facsimile: (646) 855-5958

Sch. II to Exhibit A, Page 2

EXHIBIT B

Schedule of Issuer Free Writing Prospectuses Included in the General Disclosure Package

1.	Final Term Sheet, attached hereto as Schedule I to this Exhibit B

Ex. B-1

Schedule I to Exhibit B

Filed Pursuant to Rule 433

Dated May 6, 2013

Registration Statement No. 333-181236

Relating to

Preliminary Prospectus Supplement Dated May 6, 2013 to

Prospectus dated May 8, 2012

Federal Realty Investment Trust

2.75% Notes due 2023

Term sheet dated May 6, 2013

Issuer:	Federal Realty Investment Trust

Security:	2.75% Notes due 2023

Expected Ratings*:	Baa1/A-/A-
(Moody’s / S&P / Fitch)

Aggregate Principal Amount:	$275,000,000

Trade Date:	May 6, 2013

Settlement Date:	May 9, 2013 (T+3)

Maturity Date:	June 1, 2023

Interest Payment Dates:	June 1 and December 1, beginning on December 1, 2013

Benchmark Treasury:	2.00% UST due February 15, 2023

Benchmark Treasury Price/Yield:	102-00+ / 1.774%

Spread to Benchmark Treasury:	+112 basis points

Yield to Maturity:	2.894%

Coupon (Interest Rate):	2.75% per year

Price to Public:	98.749% of principal amount, plus accrued interest, if any, from the Settlement Date

Redemption Provision:	At any time before 90 days prior to the maturity date, make-whole call based on U.S. Treasury

Sch. I to Exhibit B, Page 1

plus 20 basis points (0.20%); if redeemed on or after 90 days prior to the maturity date, at 100% of the principal amount of the notes being redeemed, in each case plus accrued and unpaid interest thereon to, but excluding, the redemption date

CUSIP/ISIN:	313747AT4 / US313747AT44

Joint Book-Running Managers:	Wells Fargo Securities, LLC
Merrill Lynch, Pierce, Fenner & Smith
Incorporated

Joint Lead Managers:	Deutsche Bank Securities Inc.
PNC Capital Markets LLC
U.S. Bancorp Investments, Inc.

Sr. Co-Managers:	Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
RBC Capital Markets, LLC

Co-Managers:	Capital One Southcoast, Inc.
Regions Securities LLC
SunTrust Robinson Humphrey, Inc.
TD Securities (USA) LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a preliminary prospectus supplement and a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement and the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus supplement and the prospectus if you request it by calling Wells Fargo Securities, LLC toll-free at 1-800-326-5897 or Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

Sch. I to Exhibit B, Page 2